MILLER  AND  McCOLLOM
CERTIFIED  PUBLIC  ACCOUNTANTS
7400  WEST  14TH  AVENUE,  SUITE  10
TELEPHONE  (303)-237-3077
LAKEWOOD,  COLORADO  80215
FACSIMILE  (303)-232-4856

           E-MAIL:  rmccollom@attglobal.net
                    -----------------------




July  13,  2001


Securities  and  Exchange  Commission
450  West  Fifth  Street,  N.W.
Washington,  D.  C.  20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Go Online Networks Corporation in this Amendment 2 to Form 10-KSB, dated March 15, 2001, except for Note 15 which is June 15, 2001, as of December 31, 1999 and 2000 and the years then ended.


/s/  Miller  and  McCollom

MILLER  AND  MCCOLLOM